UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BLUE STAR FOODS CORP.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BLUE STAR FOODS CORP.

3000 NW 109th Avenue

Miami, Florida 33172

November 17, 2023

To our Stockholders:

It is my pleasure to invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Blue Star Foods Corp. (the “Company”) to be held on December 27, 2023, at 10:00 a.m., Eastern Standard Time, at the offices of the Company located at 3000 NW 109th Avenue, Miami, Florida 33172.

The enclosed Notice of the 2023 Annual Meeting of Stockholders and Proxy Statement includes information about the matters to be acted upon by stockholders at the Annual Meeting. You may vote by completing, signing and returning your completed proxy card (or a voting instruction form, if you hold your shares through a broker). If you decide to attend the Annual Meeting of Stockholders, you may revoke your proxy at that time and vote your shares at such meeting.

Stockholders of record at the close of business on October 30, 2023, are entitled to notice of and to vote at the Annual Meeting.

Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission (“SEC”), will be furnished without charge to any stockholder upon written request to Blue Star Foods Corp., 3000 NW 109th Avenue, Miami, Florida 33172, Attention: Silvia Alana, Secretary. This proxy statement and the Company’s 2022 Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on April 17, 2023, are available on the SEC’s website at www.sec.gov and on the Company’s website at www.bluestarfoods.com.

Sincerely,

/s/ John R. Keeler
John R. Keeler
Executive Chairman and Chief Executive Officer

BLUE STAR FOODS CORP.

NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 27, 2023

To the Stockholders of Blue Star Foods Corp.:

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Blue Star Foods Corp. (the “Company”) will be held on December 27, 2023, at 10:00 a.m., eastern standard time, at the offices of the Company located at 3000 NW 109th Avenue, Miami, Florida 33172.

At the Annual Meeting, stockholders will be asked to vote on the following matters (as more fully described in the Proxy Statement accompanying this Notice):

1.	To approve the issuance of shares in a non-public offering where the maximum number of shares of Common Stock to be issued may exceed 20% of the Company’s issued and outstanding capital stock, as required by and in accordance with Nasdaq Marketplace Rule 5635 (“Proposal One” or “Share Issuance Proposal No. 1”);

2.

To approve the issuance of shares in a non-public offering where the maximum number of shares of Common Stock to be issued may exceed 20% of the Company’s issued and outstanding capital stock, as required by and in accordance with Nasdaq Marketplace Rule 5635 (“Proposal Two” or “Share Issuance Proposal No. 2”);

3.	To elect six (6) directors of the Company for a three-year term to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified (“Proposal Three” or the “Election of Directors”);

4.	To ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (“Proposal Four” or “Ratification of the Appointment of our Independent Registered Public Accounting Firm”); and

5.	To transact such other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote in favor of each director nominee and each of the other proposals. Please refer to the Proxy Statement for detailed information about the Annual Meeting, each director nominee, and each of the proposals, as well as voting instructions. Your vote is important, and we strongly urge you to cast your vote as soon as possible even if you plan to attend the Annual Meeting.

By Order of the Board of Directors,

/s/ John Keeler
Executive Chairman and Chief Executive Officer

BLUE STAR FOODS CORP.

3000 NW 109th AVENUE

MIAMI, FLORIDA 33172

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

December 27, 2023

GENERAL INFORMATION

This Proxy Statement is being furnished to the stockholders of Blue Star Foods Corp. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”). The proxies are for use at the 2023 Annual Meeting of Stockholders of the Company to be held on December 27, 2023, at 10:00 a.m. eastern standard time, or at any adjournment thereof (the “Annual Meeting”).

The shares represented by your proxy will be voted as indicated on your properly executed and returned proxy. If no directions are given on the proxy, the shares represented by your proxy will be voted:

FOR the approval of the issuance of more than 20% of our issued and outstanding Common Stock pursuant to the terms of the Securities Purchase Agreement (the “May Purchase Agreement”) dated May 30, 2023, by and between the Company and Lind Global Fund II LP, a Delaware limited partnership (the “Investor”), as amended by the First Amendment to Purchase Agreement dated July 27, 2023 (the “Purchase Agreement Amendment” together with the May Purchase Agreement, are herein referred to as the “Purchase Agreement”), so that such issuances are made in accordance with Nasdaq Listing Rule 5635 of the Nasdaq Capital Market (“Proposal One” or “Share Issuance Proposal No. 1”);

FOR the approval of the issuance of more than 20% of our issued and outstanding Common Stock pursuant to the terms of the Securities Purchase Agreement (the “ELOC Purchase Agreement”) dated May 16, 2023, by and between the Company and ClearThink Capital Partners, LLC (“ClearThink”), so that such issuances are made in accordance with Nasdaq Listing Rule 5635 of the Nasdaq Capital Market (“Proposal Two” or “Share Issuance Proposal No. 2”);

FOR the election of the director nominees named herein (“Proposal Three” or the “Election of Directors”) unless you specifically withhold authority to vote for one or more of the director nominees; and

FOR ratifying the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Proposal Four” or “Ratification of the Appointment of our Independent Registered Public Accounting Firm”).

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board may recommend.

These proxy solicitation materials are first being mailed to stockholders on or about November 17, 2023.

VOTING SECURITIES

Stockholders of record at the close of business on October 30, 2023 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 11,631,048 shares of the Company’s common stock, $0.0001 par value (“Common Stock”), were issued and outstanding.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held as of the Record Date.

RESULTS

Voting results will be tabulated and certified by the Inspector of Elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be filed with the SEC on a Current Report on Form 8-K within four business days of the Annual Meeting.

1

QUORUM; ABSTENTIONS; BROKER NON-VOTES

A majority of the aggregate voting power of the outstanding shares of Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the aggregate voting power of the shares of Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares of Common Stock that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter. Abstentions will be counted for purposes of quorum and will have the same effect as a vote “AGAINST” a proposal.

Broker non-votes (i.e., votes for shares of Common Stock held as of the Record Date by brokers or other custodians as to which the beneficial owners have given no voting instructions) will be counted as “shares present” at the Annual Meeting for purposes of determining the presence or absence of a quorum for the transaction of business so long as the broker can vote on any proposal being considered. However, brokers cannot vote on their clients’ behalf on “non-routine” proposals for which they have not received voting instructions from their clients for such proposals. The vote on Proposals One Two and Three are considered “non-routine.” Accordingly, broker non-votes will not have any effect with respect to Proposals One, Two and Three as shares that constitute broker non-votes are not considered entitled to vote on these matters.

Brokers do have authority to vote uninstructed shares for or against “routine” proposals. Proposal Four constitutes a “routine” proposal. Accordingly, a broker may vote uninstructed shares “FOR” or “AGAINST” Proposal Four.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in the Company’s Proxy Statement to be issued in connection with the 2024 Annual Meeting of Stockholders, such stockholder proposal must be received by the Company not less than 120 calendar days prior to November 8, 2024. Accordingly, stockholder proposals must be received no later than July 12, 2024. In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2024 Annual Meeting, notice must be submitted no later than October 28, 2024, and include all of the information required by Rule 14a-19 under the Exchange Act and the Company’s bylaws. All stockholder proposals must be made in writing addressed to John Keeler, the Company’s Executive Chairman, at 3000 NW 109th Avenue, Miami, Florida 33172 and be in compliance with the Company’s bylaws.

REVOCABILITY OF PROXY

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to John Keeler, the Company’s Executive Chairman, a written notice of revocation, a duly executed proxy bearing a later date or by attending the Annual Meeting and voting. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware General Corporation Law stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

2

SOLICITATION

Proxies may be solicited by certain of the Company’s directors, executive officers and regular employees, without additional compensation, in person, or by telephone, mail, e-mail or facsimile. The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms, banks, custodians and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Some banks, brokers and other record holders have begun the practice of “householding” notices, proxy statements and annual reports. “Householding” is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more stockholders reside if a company reasonably believes the stockholders are members of the same family. This procedure reduces the volume of duplicate information stockholders receive and also reduces a company’s printing and mailing costs. The Company will promptly deliver an additional copy of any such document to any stockholder who writes or calls the Company. Alternatively, if you share an address with another stockholder and have received multiple copies of our notices, proxy statements and annual reports, you may contact us to request delivery of a single copy of these materials. Any such written request should be directed to Silvia Alana, Secretary, at 3000 NW 109th Avenue, Miami, Florida 33172. If you receive more than one proxy card because your shares are registered in different accounts follow the instructions included on each proxy card and vote each proxy card.

3

AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and form of proxy, together with our Annual Report on Form 10-K (the “Annual Report”), are first being made available to stockholders beginning approximately November 17, 2023. The Annual Report is not a part of the proxy solicitation materials. These documents are also included in our filings with the SEC, which you can access electronically at the SEC’s website at http://www.sec.gov and on the Company’s website at http://www.bluestarfoods.com.

A complete list of the stockholders entitled to vote at the Annual Meeting will be available for inspection for any purpose germane to the Annual Meeting ten days prior to the Annual Meeting at the Company’s offices at 3000 NW 109th Avenue, Miami, Florida 33172 during ordinary business hours.

VOTING AND STOCK OWNERSHIP

If shares are registered directly in a stockholder’s name with the Company’s transfer agent, you are a record holder with respect to those shares and the Proxy Statement and form of Proxy are sent directly to you. You can vote your shares by completing, dating and signing the proxy card that is included with this proxy statement.

If your shares are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name.” The Proxy Statement and the form of voting instruction card are sent to you by your broker, trustee, or other nominee who is considered, with respect to those shares, the stockholder of record.

If you are a stockholder of record as of the close of business on the Record Date, you may attend the Annual Meeting and vote your shares of Common Stock in person instead of returning your signed proxy card. If you are a beneficial owner of shares of Common Stock registered in the name of your broker, bank, or other nominee, you must follow the instructions provided to you and obtain a valid proxy from your broker, bank or other nominee to vote your shares of Common Stock in person at the Annual Meeting.

4

PROPOSAL ONE

APPROVAL OF SHARE ISSUANCE PROPOSAL NO.1

To approve the issuance of more than 20% of our issued and outstanding Common Stock pursuant to the terms of the Purchase Agreement, so that such issuances are made in accordance with Nasdaq Listing Rule 5635 of the Nasdaq Capital Market.

Background and Overview

Our Common Stock is currently listed on The Nasdaq Stock Market LLC and, as such, we are subject to Nasdaq Marketplace Rules (the “Nasdaq Listing Rules”). We are seeking stockholder approval of Share Issuance Proposal No.1 in order to comply with Nasdaq Rule 5635.

Under Nasdaq Rule 5635, stockholder approval is required for a transaction involving the sale, issuance or potential issuance by an issuer of Common Stock (or securities convertible into or exercisable for Common Stock) in connection with a transaction other than a public offering at a price less than the minimum price (the “Nasdaq Minimum Price”) which either alone or together with sales by our officers, directors or substantial stockholders of the Company equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance. Nasdaq Minimum Price means a price that is the lower of: (i) the Nasdaq official closing price (as reflected on Nasdaq.com) immediately preceding the signing of a binding agreement to issue such Common Stock; or (ii) the average Nasdaq official closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of a binding agreement. Stockholder approval of Share Issuance Proposal No. 1 will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635.

Pursuant to the May Purchase Agreement, the Company issued to the Investor a secured, two-year, interest free convertible promissory note in the principal amount of $1,200,000 (the “May 2023 Note”) and a common stock purchase warrant (the “May 2023 Warrant”) to acquire 435,035 shares of common stock of the Company, for the aggregate funding amount of $1,000,000. In connection with the issuance of the May 2023 Note and the May 2023 Warrant, the Company paid a $50,000 commitment fee to the Investor. The proceeds from the sale of the May 2023 Note and May 2023 Warrant were for general working capital.

The Investor will not be entitled to purchase such an amount of shares, which, when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Exchange Act) by the Investor, would exceed 4.99% of the number of shares of the Company’s Common Stock outstanding.

The maximum number of shares of common stock to be issued in connection with the conversion of the May 2023 Note and the exercise of the May 2023 Warrant, in the aggregate, will not, without the prior approval of the shareholders of the Company, exceed a number of shares equal to 19.9% of the outstanding shares of Common Stock of the Company immediately prior to the date of the Note, per Nasdaq rules and guidance.

The May 2023 Note contains certain negative covenants, including restricting the Company from certain distributions, stock repurchases, borrowing, sale of assets, loans and exchange offers.

Upon the occurrence of an event of default as described in the May 2023 Note, the May 2023 Note will become immediately due and payable at a default interest rate of 120% of the then outstanding principal amount of the Note. Events of default include a change of control, a default in any indebtedness in excess of $100,000, the failure of the Company to instruct its transfer agent to issue unlegended certificates, the shares no longer publicly being traded, if after the applicable time the shares are not available for immediate resale under Rule 144 and the Company’s market capitalization is below $2.5 million for 10 days.

5

The May 2023 Warrant entitles the Investor to purchase up to 435,035 shares of Common Stock of the Company during the exercise period commencing on the date that is six (6) months after the issue date (“Exercise Period Commencement”) and ending on the date that is sixty (60) months from the Exercise Period Commencement at an exercise price of $0.1227 per share, subject to customary adjustments. The May 2023 Warrant includes cashless exercise and full ratchet anti-dilution provisions.

On July 27, 2023, the Company entered into the Purchase Agreement Amendment, pursuant to which the Company amended the May Purchase Agreement in order to permit the issuance of further senior convertible promissory notes in the aggregate principal amount of up to $1,800,000 and common stock purchase warrants in such aggregate amount as the Company and the Investor shall mutually agree.

Pursuant to the Purchase Agreement Amendment, the Company issued to the Investor a secured, two-year, interest free convertible promissory note in the principal amount of $300,000 (the “July 2023 Note” together with the May 2023 Note, are referred to herein as the “Notes”) and a common stock purchase warrant to acquire 175,234 shares of common stock of the Company (the “July 2023 Warrant”, together with the May 2023 Warrant, are referred to herein as the “Warrants”), for the aggregate funding amount of $250,000. The conversion price of the July 2023 Note is equal to the lesser of: (i) $1.34; or (ii) 90% of the lowest single VWAP during the 20-trading day period ending on the last trading day immediately preceding the applicable conversion date, subject to customary adjustments. The July 2023 Warrant is exercisable at an exercise price of $1.34 per share, subject to customary adjustments. In connection with the issuance of the July 2023 Note and the July 2023 Warrant, the Company paid a $12,500 commitment fee to the Investor. The proceeds from the sale of the July 2023 Note and July 2023 Warrant are for general working capital. The Purchase Agreement, Notes and Warrants are collectively referred to herein as the May Transaction Documents.

The Company filed a registration statement on Form S-1, filed with the SEC on July 28, 2023, as amended, which became effective on September 7, 2023, covering the shares issuable to the Investor pursuant to the terms of the Purchase Agreement.

We cannot predict the market price of our Common Stock at any future date. Under certain circumstances, it is possible that we may need to issue shares of Common Stock to the Investor at a price that is less than the Nasdaq Minimum Price, which may result in an issuance equal to 20% or more of the Common Stock outstanding before the issuance.

Accordingly, we must obtain stockholder approval to comply with the Nasdaq Listing Rules to issue shares of 20% or more of the Common Stock and to satisfy the conditions of the Purchase Agreement.

Consequences of Non-Approval

The May Transaction Documents are binding obligations on us. The failure of our stockholders to approve Share Issuance Proposal No.1 will not negate the existing terms or the Company’s binding obligation under the May Transaction Documents. However, if Share Issuance Proposal No.1 is not approved by our stockholders, we may be required to repay our obligations under the May Transaction Documents in cash, rather than by the conversion of the Notes into shares of Common Stock.

If we are required to repay our obligations to the Investor in cash rather than Common Stock, we may not have the capital necessary to fully satisfy our ongoing business needs, the effect of which would adversely impact future operating results. Additionally, it may be necessary for the Company to acquire additional financing in order to repay the obligations to the Investor under the May Transaction Documents in cash, which may result in additional transaction expenses. Failure to acquire additional financing in order to repay these obligations may result in a default on such obligations.

In addition, if we default on our obligations under the Notes, the Investor could file claims against us, or possibly take possession of some of the assets of the Company and its subsidiaries, which would harm our business, financial condition and results of operations and could require us to curtail, or even to cease our operations.

Effect on Current Stockholders

The issuance of shares of Common Stock to the Investor pursuant to the terms of the Purchase Agreement, including any shares that may be issued below the Nasdaq Minimum Price, would result in an increase in the number of shares of Common Stock outstanding, and our stockholders will incur dilution of their percentage ownership. Because the number of shares of Common Stock that may be issued to the Investor pursuant to the Purchase Agreement is determined based on the market price at the time of issuance, the exact magnitude of the dilutive effect cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.

Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent upon our ability to raise capital and satisfy our ongoing business needs.

Vote Required

Approval of Share Issuance Proposal No.1 requires the majority of the total votes cast at the Annual Meeting. Abstentions and broker non-votes have the same effect as a vote “AGAINST” Share Issuance Proposal No.1.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF SHARE ISSUANCE PROPOSAL NO.1.

6

PROPOSAL TWO

APPROVAL OF SHARE ISSUANCE PROPOSAL NO.2

To approve the issuance of more than 20% of our issued and outstanding Common Stock pursuant to the terms of the ELOC Purchase Agreement, so that such issuances are made in accordance with Nasdaq Listing Rule 5635 of the Nasdaq Capital Market.

Background and Overview

Our Common Stock is currently listed on The Nasdaq Stock Market LLC. We are seeking stockholder approval of the Share Issuance Proposal No.2 in order to comply with Nasdaq Rule 5635.

Under Nasdaq Rule 5635, stockholder approval is required for a transaction involving the sale, issuance or potential issuance by an issuer of Common Stock (or securities convertible into or exercisable for Common Stock) in connection with a transaction other than a public offering at a price less the Nasdaq Minimum Price, which either alone or together with sales by our officers, directors or substantial stockholders of the Company equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance. Nasdaq Minimum Price means a price that is the lower of: (i) the Nasdaq official closing price (as reflected on Nasdaq.com) immediately preceding the signing of a binding agreement to issue such Common Stock; or (ii) the average Nasdaq official closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of a binding agreement. Stockholder approval of Share Issuance Proposal No.2 will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635.

On May 16, 2023, the Company entered into a Purchase Agreement (the “ELOC Purchase Agreement”) with ClearThink, pursuant to which ClearThink has agreed to purchase from the Company, from time to time upon delivery by the Company to ClearThink of request notices (each a “Request Notice”), and subject to the other terms and conditions set forth in the ELOC Purchase Agreement, up to an aggregate of $10,000,000 of the Company’s Common Stock. The purchase price of the shares of Common Stock to be purchased under the ELOC Purchase Agreement will be equal to 80% of the two lowest daily VWAPs during a valuation period of six trading days, beginning three trading days preceding the draw down or put notice to three trading days commencing on the first trading day following delivery and clearing of the delivered shares. Each purchase under the ELOC Purchase Agreement will be in a minimum amount of $25,000 and a maximum amount equal to the lesser of (i) $1,000,000 and (ii) 300% of the average daily trading value of the common stock over the ten days preceding the Request Notice date. In addition, pursuant to the ELOC Purchase Agreement, the Company agreed to issue to ClearThink 62,500 restricted shares of the Company’s Common Stock as a “Commitment Fee.”

In connection with the ELOC Purchase Agreement, the Company entered into a Registration Rights Agreement with ClearThink under which the Company agreed to file a registration statement with the SEC covering the shares of common stock issuable under the ELOC Purchase Agreement. Such registration statement was filed with the SEC on July 28, 2023, as amended, and became effective on September 7, 2023.

We cannot predict the market price of our Common Stock at any future date. Under certain circumstances, it is possible that we may need to issue shares of Common Stock to ClearThink at a price that is less than the Nasdaq Minimum Price, which may result in an issuance equal to 20% or more of the Common Stock outstanding before the issuance.

Accordingly, we must obtain stockholder approval to comply with the Nasdaq Listing Rules to issue shares of 20% or more of the Common Stock and to satisfy the conditions of the ELOC Purchase Agreement.

7

Consequences of Non-Approval

The ELOC Purchase Agreement is a binding obligation on us. The failure of our stockholders to approve Share Issuance Proposal No.2 will not negate the existing terms or the Company’s binding obligation under the ELOC Purchase Agreement. However, if Share Issuance Proposal No.2 is not approved by our stockholders, we may be required to repay our obligations under the ELOC Purchase Agreement in cash, rather than by the issuance of shares of Common Stock.

If we are required to repay our obligations to ClearThink in cash rather than Common Stock, we may not have the capital necessary to fully satisfy our ongoing business needs, the effect of which would adversely impact future operating results. Additionally, it may be necessary for the Company to acquire additional financing in order to repay the obligations to ClearThink under the ELOC Purchase Agreement in cash, which may result in additional transaction expenses. Failure to acquire additional financing in order to repay these obligations may result in a default on such obligations.

In addition, if we default on our obligations under the ELOC Purchase Agreement, ClearThink could file claims against us, or possibly take possession of some of the assets of the Company and its subsidiaries, which would harm our business, financial condition and results of operations and could require us to curtail, or even to cease our operations.

Effect on Current Stockholders

The issuance of shares of Common Stock to ClearThink pursuant to the terms of the ELOC Purchase Agreement, including any shares that may be issued below the Nasdaq Minimum Price, would result in an increase in the number of shares of Common Stock outstanding, and our stockholders will incur dilution of their percentage ownership. Because the number of shares of Common Stock that may be issued to ClearThink pursuant to the ELOC Purchase Agreement is determined based on the market price at the time of issuance, the exact magnitude of the dilutive effect cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.

Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent upon our ability to raise capital and satisfy our ongoing business needs.

Vote Required

Approval of Share Issuance Proposal No.2 requires the majority of the total votes cast at the Annual Meeting. Abstentions and broker non-votes have the same effect as a vote “AGAINST” Share Issuance Proposal No.2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF SHARE ISSUANCE PROPOSAL NO. 2.

8

PROPOSAL THREE

ELECTION OF DIRECTORS

The Board currently consists of six (6) directors. All of the current members of the Board have been nominated for re-election. Stockholders and their proxies cannot vote for more than six (6) nominees at the Annual Meeting. Each nominee has consented to being named as a nominee for election as a director and has agreed to serve if elected; however, if a nominee should withdraw his or her name from consideration for any reason or otherwise become unable to serve before the Annual Meeting, the Board reserves the right to substitute another person as nominee, and the persons named on your proxy card as proxies will vote for any substitute nominated by the Board. At the Annual Meeting, directors will be elected to serve for three-year terms expiring at the 2026 annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. This Proposal three relates to the election of directors to take effect immediately upon the Annual Meeting.

The directors shall be elected by a majority of the Votes Cast at the Annual Meeting (with abstentions and broker non-votes not counted as a Vote Cast with respect to that director) in accordance with our by-laws.

If any nominee is not available for election at the time of the Annual Meeting (which is not anticipated), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as the existing Board may recommend, unless the Board decides to reduce the number of directors of the Company. Certain information about the nominees to the Board is set forth below.

John Keeler, 52, has been Executive Chairman of the Board since November 8, 2018 and Chief Executive Officer since August 1, 2019. Mr. Keeler founded John Keeler & Co., d/b/a Blue Star Foods in May 1995 and served as its Executive Chairman of the Board since inception during which time he grew the company to become one of the leading marketers of imported blue swimming crab meat in the United States. Mr. Keeler built sales over the past 20 years to $35+ million annually through 2017. Mr. Keeler oversees procurement as well as operating facilities in the Philippines and Indonesia. Mr. Keeler is an executive committee member of the National Fisheries Institute-Crab Council and a founding member of the Indonesia and Philippines crab meat processors associations. Mr. Keeler received his BS in Economics from Rutgers University in 1995 and attended Harvard Business School executive programs in supply chain management, negotiations and marketing in 2005. Mr. Keeler’s extensive experience in the industry led to the decision to appoint him to the Board.

Nubar Herian, 54, has been a director since November 8, 2018. Since 2014, Mr. Herian has been the chief executive officer of Monaco Group Holdings, a privately-held company headquartered in Miami, Florida, which owns and operates Monaco Foods, Inc., an importer, exporter and distributor of premium gourmet foods from around the world. Since 1995, Mr. Herian has been the commercial director of Casa de Fruta Caracas, a privately-held company based in Caracas, Venezuela, that focuses on importing foods. Mr. Herian is also the president of Lunar Enterprises, Corp. (“Lunar”), a holding company for his family’s public and private equity investments and real estate holdings. Mr. Herian received his BS in Mechanical Engineering from Florida Atlantic University in 1994 and an Executive M.B.A. from the University of Miami in 2014. Mr. Herian’s experience in the food import industry led to the decision to appoint him to the Board.

9

Jeffrey J. Guzy, 72, has been a director since April 12, 2021. Mr. Guzy has served as a director of Leatt Corp. (OTC: LEAT), since April 2007 and from October 2007 to August 2010, as its President. Mr. Guzy has served as an independent director and chairman of the audit committee of Capstone Companies, Inc. (OTC: CAPC), a public holding company, since April 2007, as an independent director and chairman of the audit committee of Purebase Corporation (OTC: PUBC), a diversified resource company, since April 2020 and as Chairman of CoJax Oil and Gas Corporation (OTCPK: CJAX), an early stage oil and gas exploration and production company, since May 2018, and was appointed as its chief executive officer in January 2020. Mr. Guzy has served as an executive manager or consultant for business development, sales, customer service, and management in the telecommunications industry, specifically, with IBM Corp., Sprint International, Bell Atlantic Video Services, Loral CyberStar, and FaciliCom International. Mr. Guzy has also started his own telecommunications company providing Internet services in Western Africa. Mr. Guzy has an M.B.A in Strategic Planning and Management from The Wharton School of the University of Pennsylvania, an M.S. in Systems Engineering from the University of Pennsylvania, a B.S. in Electrical Engineering from Penn State University, and a Certificate in Theology from Georgetown University. Mr. Guzy’s extensive public company board experience led to the decision to appoint him to the Board.

Timothy McLellan, 66, has been a director since April 12, 2021. Mr. McLellan has more than 35 years of operating experience and has served as a seafood executive in both the U.S. and Asia. Mr. McLellan is currently managing director of Maijialin Consulting Company Ltd. which provides international business development consulting services for import/export cold chain supply logistics and foodservice distribution. Prior thereto from April 2009 until February 2019, Mr. McLellan was managing director, business development for Preferred Freezer Services (Shanghai) Co. Ltd, a Singapore-based logistics and industrial infrastructure provider. Between 2019 and 2020, Mr. McLellan served as a private equity operating partner for CITIC Capital Partners (Shanghai) Ltd. Prior to that, from 2009 through 2019, Mr. McLellan served in various executive capacities, including Chairman for SinotransPFS Cold Chain Logistics Company, Ltd., a logistics company. Between 2004 and 2009, Mr. McLellan served as President of Empress International, a division of Thai Union Group. Between 2003 and 2004, he served in a senior manager position with the seafood division of ConAgra Foods. Mr. McLellan’s knowledge and background with regard to seafood operations management led to the decision to appoint him to the Board.

Trond Ringstad, 57, has been a director since April 12, 2021. Mr. Ringstad has more than 20 years of operating experience as a seafood executive in both the U.S. and Europe. Since April 2017, Mr. Ringstad has been managing partner of American Sea, LLC, a seafood processing and sales company, and since October 2013, Mr. Ringstad has been an independent consultant for AGR Partners, a private equity fund. From December 2016 through January 2018, Mr. Ringstad was an independent consultant for Maritech LLC, a seafood software provider. Between 2003 and 2007, he served as president of Pacific Supreme Seafoods, a global importing and wholesaling seafood company. Between 2001 and 2003, he served as vice president of sales and marketing for Royal Supreme Seafoods, a Norwegian /Chinese seafood importer and sales company. Mr. Ringstad graduated from the BI Norwegian Business School with a Degree in International Marketing and has a BA in Business Management from Washington State University. Mr. Ringstad’s knowledge and background with regard to seafood operations management led to the decision to appoint him to the Board.

Silvia Alana, 40, has been a director since April 20, 2022, and has been chief financial officer of the Company since May 2021. Ms. Alana was the corporate controller of the Company from August 2020 to May 2021. Prior thereto, Ms. Alana was Global Technical Accounting Manager at Brightstar Corporation from July 2018 to August 2020 and Audit Manager at Crowe Horwath, LLP from July 2016 to July 2018. Ms. Alana was a Senior Accountant in Global Accounting and Reporting Services at Carnival Corporation & Plc., from May 2013 to February 2015, and an Auditor in Assurance at Pricewaterhouse Coopers, LLP, from January 2010 to May 2013. Ms. Alana graduated from Florida International University with a bachelor’s degree in accounting in 2008 and a Master of Accounting in 2009. Ms. Alana is a Certified Public Accountant. Ms. Alana’s experience with the Company’s operations led to the decision to appoint her to the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

10

PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected the firm of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, subject to ratification by our stockholders at the Annual Meeting. MaloneBailey, LLP has been our independent registered public accounting firm since the fiscal year ended December 31, 2018. A representative of MaloneBailey, LLP is expected to be present at the Annual Meeting.

This Proposal Four requires approval by a majority of the Votes Cast at the Annual Meeting.

More information about our independent registered public accounting firm is available under the heading “Independent Registered Public Accounting Firm” on page 26 below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY, LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

OTHER MATTERS

The Board does not know of any other matters that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the Annual Meeting, the proxies may use their own judgment to determine how to vote your shares.

GOVERNANCE MATTERS

Board Composition

The Board currently consists of six members who hold office for three-year terms or until their successors have been elected and qualified or until the earlier of their death, resignation or removal. There are no family relationships among any of our directors or executive officers. The Company is not aware of any of its directors or executive officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Board of Directors Risk Oversight

The Board oversees the Company’s risk management including understanding the risks the Company faces and what steps management is taking to manage those risks, as well as understanding what level of risk is appropriate for the Company. The Board’s role in the Company’s risk oversight process includes receiving regular updates from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, human resources, employment, and strategic risks. Management discusses strategic and operational risks at regular management meetings and conducts strategic planning and review sessions during the year that include a discussion and analysis of the risks.

Board of Directors Leadership Structure

The Company’s leadership structure currently consists of the combined role of Chairman of the Board and Chief Executive Officer. The Board has determined that it is in the best interests of the Company and its shareholders to combine these roles. Due to the small size and early stage of the Company, the Board believes it is currently most effective to have the Chairman and Chief Executive Officer positions combined. In addition, having one person serve as both Chairman and Chief Executive Officer provides clear leadership for the Company, with a single person setting the tone and managing our operations. Currently, John Keeler serves as Chairman and Chief Executive Officer. The Company does not have a separate lead independent director.

11

Director Meeting Attendance

During the year ended December 31, 2022 (the “Last Fiscal Year”), the Board held meetings and acted six (6) times by unanimous written consent in lieu of holding a meeting.

Director Independence

Jeffrey Guzy, Trond Ringstad and Timothy McLellan are considered “independent” under the rules of the SEC and the NASDAQ Capital Market as determined by the Board. In making this determination, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. The Company’s independent directors conduct executive sessions at regularly scheduled meetings as required by NASDAQ Listing Rule 5605(b)(2).

The Company does not currently have a policy in place regarding attendance by Board members at the Company’s annual meetings of stockholders.

Board Committees

The Board has three standing committees, consisting of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee consists of Jeffrey Guzy, Trond Ringstad and Timothy McLellan. Mr. Guzy is the chairman of the Audit Committee. We have determined that Messrs. Guzy, Ringstad and McLellan each satisfy the “independence” requirements of NASDAQ Listing Rule 5605(a)(2) and meet the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Guzy qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002.

The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The Audit Committee is responsible for: (a) representing and assisting the Board in its oversight responsibilities regarding the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements, including the integrity of the financial statements, and the independent auditors’ qualifications and independence; (b) overseeing the preparation of the report required by SEC rules for inclusion in the Company’s annual proxy statement; (c) retaining and terminating the Company’s independent auditors; (d) approving in advance all audit and permissible non-audit services to be performed by the independent auditors; (e) reviewing related party transactions; and (f) performing such other functions as the Board may from time to time assign to the Committee. The Audit Committee did not hold formal meetings but conducted internal discussions and the Chairman corresponded with the Company’s auditors in the Last Fiscal Year. The Audit Committee has adopted a formal written charter which is available on the Company’s Internet website at www.bluestarfoods.com.

Compensation Committee

The Compensation Committee consists of Jeffrey Guzy, Trond Ringstad and Timothy McLellan. Mr. Guzy is the chairman of the Compensation Committee. The Compensation Committee is responsible for: (a) assisting the Board in seeing that a proper system of long-term and short-term compensation is in place to provide performance oriented incentives to attract and retain management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company; (b) assisting the Board in discharging its responsibilities relating to compensation of the Company’s executive officers; (c) evaluating the Company’s Chief Executive Officer compensation and setting a remuneration package; (d) making recommendations to the Board with respect to incentive compensation plans and equity-based plans; and (e) performing such other functions as the Board may from time to time assign to the Committee. The Compensation Committee did not hold formal meetings in the Last Fiscal Year. The full Board approved officer compensation by unanimous written consent. The Compensation Committee has adopted a formal written charter which is available on the Company’s Internet website at www.bluestarfoods.com.

12

In determining the amount, form, and terms of such compensation, the Compensation Committee will consider the annual performance of such officers in light of company goals and objectives relevant to executive officer compensation, competitive market data pertaining to executive officer compensation at comparable companies, and such other factors as it deems relevant, and is guided by, and seeks to promote, the best interests of the Company and its shareholders.

During the Last Fiscal Year, there were no compensation consultants engaged to determine or recommend the amount or form of executive and director compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Jeffrey Guzy, Trond Ringstad and Timothy McLellan. Mr. Guzy is the chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for: (a) assisting the Board in determining the desired experience, mix of skills and other qualities to provide for appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board; (b) identifying qualified individuals meeting those criteria to serve on the Board; (c) proposing to the Board the Company’s slate of director nominees for election by the shareholders at the annual meeting of stockholders and nominees to fill vacancies and newly created directorships; (d) reviewing candidates recommended by shareholders for election to the Board and shareholder proposals submitted for inclusion in the Company’s proxy materials; (e) advising the Board regarding the size and composition of the Board and its committees; (f) proposing to the Board directors to serve as chairpersons and members on committees of the Board; (g) coordinating matters among committees of the Board; (h) proposing to the Board the slate of corporate officers of the Company and reviewing the succession plans for the executive officers; (i) recommending to the Board and monitoring matters with respect to governance of the Company; (j) overseeing the Company’s compliance program; and performing such other functions as the Board may from time to time assign to the Committee. The Nominating Committee did not hold formal meetings in the Last Fiscal Year. The Nominating Committee has adopted a formal written charter which is available on the Company’s Internet website at www.bluestarfoods.com.

The Nominating Committee will consider any director candidates recommended by stockholders, although there is no formal policy with regard to directors recommended by stockholders, when considering a candidate submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. Nevertheless, the Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and/or the Board does not perceive a need to increase the size of the Board.

There are no specific minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee-recommended director nominee. However, the Nominating Committee believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with direct competitors, suppliers or vendors of the Company; and preferably have experience in the Company’s business and other relevant business fields (for example, finance, accounting, law and banking). The Nominating Committee considers diversity together with the other factors considered when evaluating candidates but does not have a specific policy in place with respect to diversity.

Members of the Nominating Committee plans to meet in advance of each of the Company’s annual meetings of stockholders to identify and evaluate the skills and characteristics of each director candidate for nomination for election as a director of the Company. The Nominating Committee reviews the candidates in accordance with the skills and qualifications set forth in the Nominating Committee’s charter and the rules of the Nasdaq. There are no differences in the manner in which the Nominating Committee plans to evaluate director nominees based on whether or not the nominee is recommended by a stockholder.

13

Changes in Nominating Process

There are no material changes to the procedures by which stockholders may recommend nominees to the Board.

Board Diversity

The Board is committed to diversity of experience, gender, race and ethnicity, and seek to ensure that there is diversity among the directors. The Company believes that its directors should be of a diverse group of individuals who have broad experience and the ability to exercise sound business judgment from many factors including professional experience, life experience, socio-economic background, gender, race, ethnicity, religion, skill set and geographic representation.

In August 2021, the SEC approved a Nasdaq Stock Market proposal to adopt new listing rules relating to board diversity and disclosure. As approved by the SEC, the new Nasdaq listing rules require all Nasdaq listed companies to disclose consistent, transparent diversity statistics regarding their boards of directors. The Board Diversity Matrix below presents the Board’s diversity statistics in the format prescribed by the Nasdaq rules.

Board Diversity Matrix (as of November 17, 2023)

Total Number of Directors	6

	Female	Male
Part I: Gender Identity
Directors	1	5
Part II: Demographic Background
Hispanic or Latinx	1	2
White	0	3

Code of Ethics

We have adopted a code of ethics that applies to our executive officers, directors and employees. We have filed a copy of our Code of Ethics as an exhibit to our Current Report on Form 8-K filed with the SEC on July 19, 2021. Our Code of Ethics is available on the Company’s website at www.bluestarfoods.com. In addition, a copy of the Code of Ethics will be provided without charge upon written request to the Company’s Secretary, Silvia Alana, at 3000 NW 109th Avenue, Miami, Florida 33172.

Stockholder Communications

The Board currently does not provide a formal process for stockholders to send communications to the Board. In the opinion of the Board, it is appropriate for the Company not to have such a process in place because the Board believes there is currently not a need for a formal policy due to, among other things, the number of stockholders of the Company. While the Board will, from time to time, review the need for a formal policy, at the present time, stockholders who wish to contact the Board may do so by submitting any communications to the Company’s Secretary, Silvia Alana, at 3000 NW 109th Avenue, Miami, Florida 33172, with an instruction to forward the communication to a particular director or the Board as a whole.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of November 17, 2023, the Company’s directors and executive officers beneficially own, directly or indirectly, in the aggregate, approximately 5.67% of its outstanding Common Stock. These stockholders have significant influence over the Company’s business affairs, with the ability to control matters requiring approval by the Company’s stockholders.

14

The following table sets forth, as of November 17, 2023, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock; (ii) each of the Company’s directors (iii) each Named Executive Officer and (iv) all of the Company’s executive officers and directors as a group. The information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Unless otherwise indicated below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Blue Star Foods Corp., 3000 NW 109th Avenue, Miami, Florida 33172.

The percentages below are calculated based on 14,450,350 shares of common stock issued and outstanding as of November 17, 2023.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Beneficial Ownership
Named Executive Officers and Directors
John Keeler	755,563	(1)	5.23%
Nubar Herian	10,500	(2)	*
Jeffrey Guzy	14,858	(3)	*
Timothy McLellan	11,130	(4)	*
Trond Ringstad	11,390	(4)	*
Silvia Alana	6,407	(5)	*
Miozotis Ponce	10,754	(6)	*
All current directors and executive officers as a group 7 persons)	820,602		5.67%

* Less than 1%

(1)	750,188 of such shares are held with Mr. Keeler’s wife as tenants in the entirety and are subject to the terms of a lock-up agreement pursuant to which Mr. Keeler may not sell more than one-third of the common stock held by him in any two-month period. Includes 5,375 shares underlying a stock option which are exercisable within 60 days.
(2)	Includes 5,375 shares underlying stock options which are exercisable within 60 days.
(3)	Includes (i) 625 shares underlying a warrant and (ii) 5,375 shares underlying stock options exercisable within 60 days.
(4)	Includes 5,375 shares underlying stock options which are exercisable within 60 days.
(5)	Includes 4,233 shares underlying stock options which are exercisable within 60 days.
(6)	Includes 10,729 shares underlying a stock option which is exercisable in 60 days.

15

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officers

The Company’s executive officers are John Keeler, Chief Executive Officer and Executive Chairman, Silvia Alana, Chief Financial Officer and Miozotis Ponce, Chief Operating Officer. Biographical information for Mr. Keeler and Ms. Alana is included above. The Company’s officers are appointed by the Board of Directors and serve at its discretion.

Miozotis Ponce, 52, has been the Company’s Chief Operating Officer since April 19, 2022, and the Company’s Vice President of Operations since May 2012, where she led sales and marketing and operations. Prior thereto, from June 2005, Ms. Ponce served as Operations Manager. Ms. Ponce joined the Company in June 2004 as Customer Service Director and has over 25 years of experience in the food industry. Ms. Ponce holds an AA in Business from Miami Dade Community College.

There are no arrangements or understandings between Ms. Ponce and any other person pursuant to which she was appointed as an officer. Ms. Ponce does not have any family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Ms. Ponce and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Related Party Transactions

The Audit Committee, pursuant to its charter, is responsible for the review and approval of all related party transactions. The Audit Committee charter does not set forth specific standards to be applied rather, the Audit Committee reviews each transaction individually on a case-by-case, facts and circumstances basis.

From January 2006 through May 2017, Keeler & Co issued an aggregate of $2,910,000, 6% demand promissory notes to John Keeler, our Chief Executive Officer, Executive Chairman and a director. We may prepay the notes at any time first against interest due thereunder. If an event of default occurs under the notes, interest will accrue at 18% per annum and if not paid within 10 days of payment becoming due, the holder of the note is entitled to a late fee of 5% of the amount of payment not timely received. On December 30, 2020, we entered into a debt repayment agreement with Mr. Keeler pursuant to which we issued 1,991 shares of common stock to a third party designated by Mr. Keeler as repayment for an aggregate principal amount of $1,593,300 due under four such notes. All interest due on the notes had previously been paid on a monthly basis. As of December 31, 2022, the Company remains indebted to Mr. Keeler under the remaining promissory notes in the aggregate principal amount of $893,000.

John Keeler, our Chief Executive Officer, Executive Chairman and director owns 95% of Bacolod, an exporter of pasteurized crab meat from the Philippines.

John Keeler, our Chief Executive Officer, Executive Chairman and director, owns 95% of Bicol, a Philippine company, and an indirect supplier of crab meat via Bacolod to the Company.

The Company’s transactions with Bacolod were $0 and $1,280,589 for the years ended December 31, 2022 and 2021, respectively. There were no transactions between the Company and Bicol for the years ended December 31, 2022, and 2021.

John Keeler, our Chief Executive Officer, Executive Chairman and director, and Christopher Constable, our former Chief Financial Officer and director, own 80% and 20%, respectively, of Strike the Gold Foods, Ltd., a UK company, which sold the Company’s packaged crab meat in the United Kingdom in 2019.

Keeler & Co leased approximately 16,800 square feet of office/warehouse space for our executive offices and distribution facility for $16,916 per month from John Keeler Real Estate Inc., a Florida corporation, 33% owned by a trust for each of John Keeler III, Andrea Keeler and Sarah Keeler, each of whom is a child of John Keeler, our Chief Executive Officer. On December 31, 2020, this facility was sold to an unrelated third-party purchaser and the lease was terminated. In connection with the sale, the Company retained approximately 4,756 square feet of such space, rent-free, for 12 months.

16

From time to time, we may prepay Bacolod for future shipments of product which may represent five to six months of purchases. There was $1,299,984 due as of December 31, 2022 for future shipments from Bacolod.

John Keeler, our Executive Chairman, was a party to an Unconditional and Continuing Guaranty, dated August 31, 2016, with ACF, pursuant to which Mr. Keeler guaranteed the Company’s obligations under its Loan and Security Agreement with ACF. On March 31, 2021, John Keeler, Executive Chairman and Chief Executive Officer, provided a personal guaranty of up to $1,000,000 to Lighthouse in connection with its revolving credit facility.

John Keeler, pledged 250,000 shares of common stock to secure the Company’s obligations under the $1,000,000 Kenar Note issued on March 26, 2019. On May 21, 2020, the Kenar Note was amended to, among other things, reduce the number of pledged shares by Mr. Keeler to 10,000. The Kenar Note was paid off and the pledged shares released as of July 6, 2021. Marcos Herian, President of Kenar, a former 5% stockholder, is the brother of Nubar Herian, a director of our Company.

On March 31, 2021, we issued 136 shares of common stock to a company owned by the stepmother of John Keeler, our Executive Chairman, as a quarterly dividend on the Series A Stock acquired by such company in connection with the Company Settlement. On June 30, 2021, all Series A Stock held by such company were converted into 400 shares of common stock. On November 2, 2021 and November 3, 2021, we issued an aggregate of 10 shares of common stock to a company owned by the stepmother of John Keeler upon the exercise of warrants for total proceeds of $9,600.

On March 31, 2021, we issued 254 shares of common stock to Lunar, as a quarterly dividend on the Series A Stock acquired by Lunar in the Offering. Nubar Herian, a director, is the President of Lunar. On June 30, 2021, all 600 shares of such Series A Stock were converted into 750 shares of common stock. On November 5, 2021, a total of 375 shares were issued upon the exercise of warrants for total proceeds of $360,000.

On February 25, 2020, Christopher Constable, the Company’s former Chief Financial Officer entered into a Separation and Mutual Release Agreement pursuant to which Mr. Constable resigned as Chief Financial Officer, Secretary, Treasurer and a director of the Company. The Agreement contained mutual general releases, a two-year confidentiality provision and provides for Mr. Constable’s outstanding stock options to remain in effect until November 8, 2028.

On March 25, 2021, the Company entered into one-year director service agreements with each of Messrs. Guzy, McLellan, Ringstad, Herian and Keeler, the then current directors. In consideration for their services, each director was issued $25,000 of shares of Common Stock for each year’s service based upon the closing sale price of the Common Stock, on the principal market on which it is then traded, on the final trading day of the calendar year. On April 12, 2021, the Company granted each director an option to purchase 250 shares of common stock at an exercise price of $2.00 per share, which option vests in equal monthly installments over the course of the year and expires three years from the date they are fully vested. Pursuant to the terms of the director service agreement, on December 31, 2021, the Company issued 27 shares of common stock to Nubar Herian, 37 shares of common stock to Timothy McLellan, 27 shares of common stock to John Keeler, 37 shares of common stock to Trond Ringstad, and 49 shares of common stock to Jeffrey Guzy for serving as a director of the Company.

On April 20, 2022, the Company entered into new one-year director service agreements (which replaced the agreements entered into in March 2021) with each of the current members of the Board. The agreement will automatically renew for successive one-year terms unless either party notifies the other of its desire not to renew the agreement at least 30 days prior to the end of the then current term, or unless earlier terminated in accordance with the terms of the agreement. As compensation for serving on the Board, each director will be entitled to a $25,000 annual stock grant and for serving on a committee of the Board, an additional $5,000 annual stock grant, both based upon the closing sales price of the Common Stock on the last trading day of the calendar year. Each director who serves as chairman of the Audit Committee, Compensation Committee and Nominating and Governance Committee will be entitled to an additional $15,000, $10,000 and $7,500 annual stock grant, respectively. As additional consideration for such Board service, each director was granted a five-year option to purchase 1,250 shares of the Company’s common stock at an exercise price of $2.00 per share, which shares vest in equal quarterly installments of 62 shares during the term of the option.

17

On June 30, 2021, MO7 Boats LLC, invested $275,000 in a private offering and was issued 6,875 shares of common stock and a warrant to purchase 6,875 shares of common stock. Marcos Herian, managing member and President of MO7 Boats LLC, is the brother of Nubar Herian, a director of our Company.

On June 30, 2021, Promarine Boats LLC, invested $250,000 in a private offering and was issued 6,250 shares of common stock and a warrant to purchase 6,875 shares of common stock. Marcos Herian, managing member of Promarine Boats LLC, is the brother of Nubar Herian, a director of our Company.

On June 30, 2021, R&N Ocean Inc., invested $250,000 in a private offering and was issued 6,250 shares of common stock and a warrant to purchase 6,875 shares of common stock. Marcos Herian, President of Kenar, a former 10% stockholder, is the brother of Nubar Herian, a director of our Company.

On August 3, 2021, the Company issued a stock option to purchase an aggregate of 351 shares of common stock at an exercise price of $6.00 per share to Silvia Alana, its chief financial officer.

On February 14, 2023, each of the Company’s executive officers and directors entered into the Aegis Lock-Up.

In connection with a settlement agreement between Nubar Herian, a director, and certain stockholders of the Company, in November 2023, Mr. Herian, paid $43,446 to the Company in full satisfaction of any stockholder claims.

The table below sets forth certain information about the compensation awarded to, earned by or paid to our Chief Executive Officer and our other executive officer receiving annual remuneration in excess of $100,000 during 2022 (each, a “Named Executive Officer”).

Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards		Option Awards		All Other Compensation		Total
John Keeler	2022	$79,409	$25,000	(2)	$50,000	(3)	$38,543	(3)	$192,952
Executive Chairman and	2021	$79,409	17,917-	(5)	$200,000	(6)	$23,704	(3)	$321,030
Chief Executive Officer

Silvia Alana	2022	$150,000	17,361	(7)	$50,000	(3)	$5,400	(8)	$222,761
Chief Financial Officer	2021	$143,2505			$42,075	(9)	$5,400	(8)	$190,725

Miozotis Ponce	2022	$170,000					$5,400	(8)	$175,400
Chief Operating Officer	2021	$147,581					$5,400	(8)	$152,981

(1) All option grants are calculated at the grant date fair value computed in accordance with FASB ASC Topic 718.

(2) Represents 3,125 shares of common stock at $0.40 per share issued on December 31, 2022. (3) Represents an option to purchase 1,250 shares of common stock at $2.00 per share granted on December 31, 2022.

(4) Represents health insurance premiums paid on behalf of Mr. Keeler by the Company.

(5) Represents 546 shares of common stock at $1.63 per share issued on December 31, 2021.

(6) Represents an option to purchase 5,000 shares of common stock at $2.00 per share granted on December 31, 2021.

(7) Represents 2,170 shares of common stock at $0.40 per share issued on December 31, 2022.

(8) Represents health insurance premiums paid by the Company.

(9) Represents an option to purchase 350 shares of common stock at $6.00 per share granted on August 3, 2021.

We offer a 401(k) plan to eligible employees, including our executive officer. In accordance with this plan, all eligible employees may contribute a percentage of compensation up to a maximum of the statutory limits per year. We intend for the 401(k) plan to qualify, depending on the employee’s election, under Section 401(a) of the Code, so that contributions by employees, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.

18

Employment Agreement

We do not currently have employment agreements with our executive officers, other than with Silvia Alana, our Chief Financial Officer. Ms. Alana is party to a three-year employment agreement, dated August 3, 2020, with the Company for an annual base salary of $127,500, which increased to $150,000 in August 2021. The agreement provides for the grant on the first anniversary of the agreement of a three-year option to purchase that number of shares equal to 30% of Ms. Alana’s then current salary at the market price of the Company’s common stock. The agreement also includes a non-competition provision for 12 months following employment with the Company.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022

Outstanding Equity Awards

The table below reflects all equity awards made to each Named Executive Officer that were outstanding on December 31, 2022.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date

John Keeler	04/20/2022-	1,250	(1)	-		2.00	04/20/2027
	04/12/2021	5,000	(2)			2.00	04/12/2025
Silvia Alana	04/20/2022	350				6.00	08/01/2024
	04/20/2022	1,250	(1)			2.00	04/20/2027
Miozotis Ponce	01/15/2019	5,000		$150,000	(4)	2.00	01/14/2029

(1)	Shares subject to the option vest in equal quarterly installments of 62 for the term of the option.
(2)	Shares subject to the option vested in equal installments during the first year of the grant.
(3)	Shares subject to the option vest in equal monthly installments of 194 for the term of the option.
(4)	Shares subject to the option vest as to 2,500 shares on each of January 15, 2020, January 15, 2021, January 15, 2022, January 15, 2023, and January 15, 2024.

In connection with the Merger, we adopted the 2018 Equity Incentive Award Plan (the “2018 Plan”), which was effective immediately prior to the consummation of the Merger. The principal purpose of the 2018 Plan is to attract, retain and motivate selected employees, consultants and non-employee directors through the granting of stock-based compensation awards and cash-based performance bonus awards.

Under the 2018 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code and non-qualified stock options. The 2018 Plan is administered by our board of directors. In connection with the Merger, we issued options to purchase an aggregate of 312,000 shares of common stock to certain executive officers and directors (156,000 of which were subsequently forfeited unexercised).

Share Reserve. 375,000 shares of common stock are reserved for issuance under the 2018 Plan pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards, deferred stock awards, dividend equivalent awards, stock payment awards, performance awards and other stock-based awards.

19

● to the extent that an award terminates, expires or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2018 Plan;

● to the extent shares are tendered or withheld to satisfy the grant, exercise price or tax withholding obligation with respect to any award under the 2018 Plan, such tendered or withheld shares will be available for future grants under the 2018 Plan;

● to the extent that shares of common stock are repurchased by us prior to vesting so that shares are returned to us, such shares will be available for future grants under the 2018 Plan;

● the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2018 Plan; and

● to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2018 Plan.

Administration. The compensation committee is expected to administer the 2018 Plan unless our board of directors assumes authority for administration. The compensation committee must consist of at least three members of our board of directors, each of whom is intended to qualify as an “outside director,” within the meaning of Section 162(m) of the Code, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “independent director” within the meaning of the NASDAQ rules. The 2018 Plan provides that the board of directors or compensation committee may delegate its authority to grant awards to employees other than executive officers to a committee consisting of one or more members of our board of directors or one or more of our officers, other than awards made to our non-employee directors, which must be approved by our full board of directors.

Subject to the terms and conditions of the 2018 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2018 Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the 2018 Plan. Our board of directors may at any time remove the compensation committee as the administrator and revest in itself the authority to administer the 2018 Plan. The full board of directors will administer the 2018 Plan with respect to awards to non-employee directors.

Eligibility. Options, SARs, restricted stock and all other stock-based and cash-based awards under the 2018 Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of subsidiaries. Such awards also may be granted to our directors. Only employees of the Company or certain subsidiaries may be granted ISOs.

Awards. The 2018 Plan provides that the administrator may grant or issue stock options, SARs, restricted stock awards, restricted stock unit awards, deferred stock awards, deferred stock unit awards, dividend equivalent awards, performance awards, stock payment awards and other stock-based and cash-based awards, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Nonstatutory Stock Options (“NSOs”). NSOs will provide for the right to purchase shares of common stock at a specified price that may not be less than the fair market value of a share of common stock on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed 10 years.

Incentive Stock Options (“ISOs”). ISOs will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of our Common Stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of 10 years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2018 Plan provides that the exercise price must be at least 110% of the fair market value of a share of our Common Stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

20

Restricted Stock Awards. Restricted stock awards may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.

Restricted Stock Unit Awards (“RSU”). Restricted stock units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

Deferred Stock Awards. Deferred stock awards represent the right to receive shares of common stock on a future date. Deferred stock may not be sold or otherwise hypothecated or transferred until issued. Deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred stock awards generally will be forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

Deferred Stock Units. Deferred stock units are denominated in unit equivalent of shares of common stock and vest pursuant to a vesting schedule or performance criteria set by the administrator. The common stock underlying deferred stock units will not be issued until the deferred stock units have vested, and recipients of deferred stock units generally will have no voting rights prior to the time when vesting conditions are satisfied.

Stock Appreciation Rights (“SARs”). SARs may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our Common Stock over a set exercise price. The exercise price of any SAR granted under the 2018 Plan must be at least 100% of the fair market value of a share of our Common Stock on the date of grant. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the 2018 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the administrator in the SAR agreements. SARs under the 2018 Plan will be settled in cash or shares of common stock, or in a combination of both, at the election of the administrator.

Dividend Equivalent Awards. Dividend equivalent awards represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the award. Dividend equivalents may be settled in cash or shares and at such times as determined by our compensation committee or board of directors, as applicable.

Performance Awards. Performance awards may be granted by the administrator on an individual or group basis. Generally, these awards will be based upon specific performance targets and may be paid in cash or in common stock or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon the value of our Common Stock. Performance awards may also include bonuses that may be granted by the administrator on an individual or group basis and that may be payable in cash or in common stock or in a combination of both.

Stock Payment Awards. Stock payment awards may be authorized by the administrator in the form of common stock or an option or other right to purchase common stock as part of a deferred compensation or other arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the employee, consultant or non-employee director.

21

Change in Control. In the event of a change in control where the acquirer does not assume or replace awards granted prior to the consummation of such transaction, awards issued under the 2018 Plan will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable. Performance awards will vest in accordance with the terms and conditions of the applicable award agreement. In the event that, within the 12 month period immediately following a change in control, a participant’s services with us are terminated by us other than for cause (as defined in the 2018 Plan) or by such participant for good reason (as defined in the 2018 Plan), then the vesting and, if applicable, exercisability of 100% of the then-unvested shares subject to the outstanding equity awards held by such participant under the 2018 Plan will accelerate effective as of the date of such termination. The administrator may also make appropriate adjustments to awards under the 2018 Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions. Under the 2018 Plan, a change in control is generally defined as:

● the transfer or exchange in a single transaction or series of related transactions by our stockholders of more than 50% of our voting stock to a person or group;

● a change in the composition of our board of directors over a two-year period such that the members of the board of directors who were approved by at least two-thirds of the directors who were directors at the beginning of the two-year period or whose election or nomination was so approved cease to constitute a majority of the board of directors;

● a merger, consolidation, reorganization or business combination in which we are involved, directly or indirectly, other than a merger, consolidation, reorganization or business combination that results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities and after which no person or group beneficially owns 50% or more of the outstanding voting securities of the surviving entity immediately after the transaction; or

● stockholder approval of our liquidation or dissolution.

Adjustments of Awards. In the event of any stock dividend, stock split, spin-off, recapitalization, distribution of our assets to stockholders (other than normal cash dividends) or any other corporate event affecting the number of outstanding shares of our Common Stock or the share price of our Common Stock other than an “equity restructuring” (as defined below), the administrator may make appropriate, proportionate adjustments to reflect the event giving rise to the need for such adjustments, with respect to:

● the aggregate number and type of shares subject to the 2018 Plan;

● the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and

● the grant or exercise price per share of any outstanding awards under the 2018 Plan.

In the event of one of the adjustments described above or other corporate transactions, in order to prevent dilution or enlargement of the potential benefits intended to be made available under the 2018 Plan, the administrator has the discretion to make such equitable adjustments and may also:

● provide for the termination or replacement of an award in exchange for cash or other property;

● provide that any outstanding award cannot vest, be exercised or become payable after such event;

● provide that awards may be exercisable, payable or fully vested as to shares of common stock covered thereby; or

● provide that an award under the 2018 Plan cannot vest, be exercised or become payable after such event.

22

In the event of an equity restructuring, the administrator will make appropriate, proportionate adjustments to the number and type of securities subject to each outstanding award and the exercise price or grant price thereof, if applicable. In addition, the administrator will make equitable adjustments, as the administrator in its discretion may deem appropriate to reflect such equity restructuring, with respect to the aggregate number and type of shares subject to the 2018 Plan. The adjustments upon an equity restructuring are nondiscretionary and will be final and binding on the affected holders and the Company.

For purposes of the 2018 Plan, “equity restructuring” means a nonreciprocal transaction between us and our stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares (or other securities) or the share price of our Common Stock (or other securities) and causes a change in the per share value of the common stock underlying outstanding stock-based awards granted under the 2018 Plan. In the event of a stock split in connection with an offering, the administrator will proportionately adjust (i) the number of shares subject to any outstanding award under the 2018 Plan, (ii) the exercise or grant price of any such awards, if applicable, and (iii) the aggregate number of shares subject to the 2018 Plan.

Amendment and Termination. Our board of directors or the compensation committee (with board approval) may terminate, amend or modify the 2018 Plan at any time and from time to time. However, we must generally obtain stockholder approval:

● to increase the number of shares available under the 2018 Plan (other than in connection with certain corporate events, as described above);

● reduce the price per share of any outstanding option or SAR granted under the 2018 Plan;

● cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares; or

● to the extent required by applicable law, rule or regulation (including any NASDAQ rule).

Termination. Our board of directors may terminate the 2018 Plan at any time. No ISOs may be granted pursuant to the 2018 Plan after the 10th anniversary of the effective date of the 2018 Plan, and no additional annual share increases to the 2018 Plan’s aggregate share limit will occur from and after such anniversary. Any award that is outstanding on the termination date of the 2018 Plan will remain in force according to the terms of the 2018 Plan and the applicable award agreement.

Director Compensation

The following table sets forth certain information concerning compensation earned by the Company’s non-employee directors for services rendered as a director during the Last Fiscal Year:

23

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Nubar Herian	$-	$25,000	$50,000	-	-	-	$75,000
Jeffrey Guzy)	$-	$57,500	$50,000	-	-	-	$107,500
Timothy McLellan (	$-	$40,000	$50,000	-	-	-	$90,000
Trond Ringstad	$-	$40,000	$50,000	-	-	-	$67,361
Juan Carlos Dalto (2)	$-	$17,261	-	-	-	-	$-

(1) The aggregate grant date fair value is computed in accordance with FASB ASC Topic 718.

(2) Joined the Board as of April 20, 2022; on July 31, 2023, Mr. Dalto tendered his resignation as a member of the Board.

Director Service Agreements

On March 25, 2021, the Company entered into one-year director service agreements with each of Messrs. Guzy, McLellan, Ringstad, Herian and Keeler, the then current directors. In consideration for their services, each director was issued $25,000 of shares of Common Stock for each year’s service based upon the closing sale price of the Common Stock, on the principal market on which it is then traded, on the final trading day of the calendar year. On April 12, 2021, the Company granted each director an option to purchase 5,000 shares of common stock at an exercise price of $2.00 per share, which option vests in equal monthly installments over the course of the year and expires three years from the date they are fully vested.

Pursuant to the terms of the director service agreement, on December 31, 2021, the Company issued 549 shares of common stock to Nubar Herian, 755 shares of common stock to Timothy McLellan, 549 shares of common stock to John Keeler, 755 shares of common stock to Trond Ringstad, and 995 shares of common stock to Jeffrey Guzy for serving as a director of the Company.

On April 20, 2022, the Company entered into new one-year director service agreements (which replaced the agreements entered into in March 2021) with each of the current members of the Board. The agreement will automatically renew for successive one-year terms unless either party notifies the other of its desire not to renew the agreement at least 30 days prior to the end of the then current term, or unless earlier terminated in accordance with the terms of the agreement. As compensation for serving on the Board, each director will be entitled to a $25,000 annual stock grant and for serving on a committee of the Board, an additional $5,000 annual stock grant, both based upon the closing sales price of the Common Stock on the last trading day of the calendar year. Each director who serves as chairman of the Audit Committee, Compensation Committee and Nominating and Governance Committee will be entitled to an additional $15,000, $10,000 and $7,500 annual stock grant, respectively. As additional consideration for such Board service, each director was granted a five-year option to purchase 1,250 shares of the Company’s common stock at an exercise price of $2.00 per share, which shares vest in equal quarterly installments of 62 shares during the term of the option.

On April 20, 2022, the Company issued a five-year option to purchase 1,250 shares of common stock at an exercise price of $2.00 per share to each of its directors. Shares subject to the option vest in equal quarterly installments of 62 shares for the term of the option.

The agreements and issuances described above were approved by the Board by unanimous written consent.

24

Prohibitions against Hedging and Pledging

All directors and employees of the Company, including our executive officers, are prohibited from engaging in hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) involving our securities, holding our securities in a margin account or pledging our securities as collateral for a loan.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% percent of our equity securities (“Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Based solely on our review of copies of such reports and representations from the Reporting Persons, we believe that during the year ended December 31, 2022, the Reporting Persons timely filed all such reports, except that (i) Nubar Herian, a director, failed to timely file Form 4s to report the sale of an aggregate of 380 shares of common stock in January 2022, the purchase of an aggregate of 973 shares of common stock in February and March 2022, the purchase of 200 shares in October 2022, the purchase of an aggregate of 158 shares in December 2022, and the acquisition of 3,125 shares in December 2022 for serving as a director; (ii) John Keeler, our Executive Chairman and Chief Executive Officer, failed to timely file a Form 4 to report the sale of 566 shares of common stock, and the acquisition of 3125 shares in December 2022 for serving as a director; and (iii) Trond Ringstad, a director failed to timely file Form 4s to report the purchase of an aggregate of 259 shares of common stock in October 2022 the acquisition of 5,000 shares in December 2022 for serving as a director; (iv) Jeffrey Guzy, a director, failed to timely file a Form 4 to report the acquisition of 7,187 shares in December 2022 for serving as a director; (v) Timothy McLellan, a director, failed to timely file a Form 4 to report the acquisition of 5,000 shares in December 2022 for serving as a director; (vi) Juan Carlos Dalto, a director, failed to timely file a Form 4 to report the acquisition of 2170 shares in December 2022 for serving as a director; (vii) Silvia Alana, our Chief Financial Officer, failed to timely file a Form 4 to report the acquisition of 2,170 shares in December 2022 for serving as a director; and (viii) Miozotis Ponce, our Chief Operating Officer, failed to timely report 25 shares on a Form 3.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2022.

The Audit Committee has reviewed and discussed the Company’s audited financial statements and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission with its independent auditors. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed with the independent auditor’s independence and based upon such review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Respectfully submitted,

The Audit Committee of the Board of Directors

Jeffrey Guzy, Chairman

Trond Ringstad

Timothy McLellan

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED “FILED” WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

25

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MaloneBailey, LLP served as the independent registered public accounting firm to audit the Company’s consolidated financial statements since the fiscal years ended December 31, 2022, and 2021.

The aggregate fees billed for professional services by MaloneBailey, LLP for professional services rendered for the years ended December 31, 2022, and 2021 were:

The aggregate fees billed to us by our principal accountants, MaloneBailey, LLP, for professional services rendered for the year ended December 31, 2022, and 2021 are set forth below:

Fee Category	December 31, 2022	December 31, 2021

Audit fees	$170,000	$148,000
Audit-related fees	48,715	41,000-
Tax fees	-	-
All other fees	-	-
Total fees	$219,215	$189,000

In accordance with the SEC’s definitions and rules, “audit fees” are fees the Company paid MaloneBailey, LLP for professional services for the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and 2021 included in Form 10-K and review of consolidated financial statements incorporated by reference into Form S-1 and Form S-3 and included in Form 10-Qs “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories. All of the services set forth above were approved by the Audit Committee.

Audit Committee Pre-Approval Policies and Procedures

The Company’s Audit Committee’s current policy is to pre-approve all audit and permissible non-audit services performed by MaloneBailey, LLP, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. In determining whether to approve a particular audit or permitted non-audit service, the Audit Committee will consider, among other things, whether the service is consistent with maintaining the independence of the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

26

OTHER MATTERS

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this proxy statement.

By Order of the Board of Directors,

/s/ John Keeler
John Keeler, Chairman and Chief Executive Officer

27

VOTE BY MAIL Mark, sign and date the enclosed proxy card and return it in the envelope provided. VOTE IN PERSON
* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999	You may vote in person by attending the Annual Meeting to be held on December 27, 2023 at 10:00 a.m. (EST) at the offices of the Company located at 3000 NW 109th Avenue, Miami, Florida 33172

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting of Stockholders Proxy Card - Blue Star Foods Corp.

     DETACH PROXY CARD HERE TO VOTE BY MAIL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL ONE, “FOR” PROPOSAL TWO, “FOR PROPOSAL THREE: FOR ALL DIRECTOR NOMINEES, AND “FOR” PROPOSAL FOUR.

PROPOSAL ONE	SHARE ISSUANCE PROPOSAL NO. 1

☐	VOTE FOR	☐	VOTE AGAINST	☐	ABSTAIN

PROPOSAL TWO	SHARE ISSUANCE PROPOSAL NO. 2

☐	VOTE FOR	☐	VOTE AGAINST	☐	ABSTAIN

PROPOSAL THREE	ELECTION OF DIRECTORS:

☐	FOR ALL DIRECTOR NOMINEES LISTED BELOW (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES’ NAMES BELOW:

1 John Keeler	2 Nubar Herian	3 Jeffrey Guzy	4 Timothy McLellan
5 Trond Ringstad	6 Silvia Alana

PROPOSAL FOUR	TO RATIFY THE APPOINTMENT OF MALONEBAILEY, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

☐	VOTE FOR	☐	VOTE AGAINST	☐	ABSTAIN

Date	Signature	Signature, if held jointly

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

*SPECIMEN*	AC: ACCT9999	90.00

BLUE STAR FOODS CORP.

Annual Meeting of Stockholders

December 27, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE BE SURE TO SIGN REVERSE SIDE OR PROXY WILL NOT BE VALID